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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
NEW WORLD RESTAURANT GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NEW WORLD RESTAURANT GROUP, INC.
246 Industrial Way West
Eatontown, New Jersey 07724

                  November 20, 2002

Dear Stockholder:

        You are cordially invited to the 2002 Annual Meeting of Stockholders of New World Restaurant Group, Inc., to be held on December 6, 2002 at 10:00 a.m., Eastern Time, at Proskauer Rose LLP, 1585 Broadway, New York, New York 10036.

        At the meeting, you will be asked to consider and vote upon a proposal to amend the Company's Certificate of Incorporation by modifying the Certificate of Designation, Preferences and Rights of Series F Preferred Stock, to consider and vote upon a proposal to amend the Company's 1994 Stock Plan and to ratify the appointment of Grant Thornton LLP as independent accountants for the fiscal year ending December 31, 2002.

        Enclosed with this letter is a proxy authorizing officers of the Company to vote your shares for you if you do not attend the Annual Meeting. Whether or not you are able to attend the Annual Meeting, I urge you to complete your proxy and return it in the enclosed addressed, postage-paid envelope, as a quorum of the stockholders must be present at the Annual Meeting, either in person or by proxy.

Yours truly,
/s/ ANTHONY D. WEDO
Anthony D. Wedo Chairman and Chief Executive Officer

NEW WORLD RESTAURANT GROUP, INC.
246 Industrial Way West
Eatontown, New Jersey 07724

NOTICE OF ANNUAL MEETING

        The 2002 Annual Meeting of Stockholders of New World Restaurant Group, Inc., a Delaware corporation, will be held on December 6, 2002 at 10:00 a.m., Eastern Time, at Proskauer Rose LLP, 1585 Broadway, New York, New York 10036 for the following purposes:

        1.    to consider and vote upon a proposal to amend the Company's Certificate of Incorporation by modifying the Certificate of Designation, Preferences and Rights of Series F Preferred Stock;

        2.    to consider and vote upon a proposal to increase from 750,000 to 6,500,000 the number of shares with respect to which options and other awards may be granted under the Company's 1994 Stock Plan;

        3.    to ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending December 31, 2002; and

        4.    to transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

        The Board of Directors has fixed the close of business on November 11, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any and all adjournments.

        It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. The proxy is revocable at any time prior to its use.

By Order of the Board of Directors,
/s/ Anthony D. Wedo
Anthony D. Wedo Chairman and Chief Executive Officer

NEW WORLD RESTAURANT GROUP, INC.
246 Industrial Way West
Eatontown, New Jersey 07724

ANNUAL MEETING OF STOCKHOLDERS
December 6, 2002

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

        The accompanying proxy is solicited by the Board of Directors of New World Restaurant Group, Inc., a Delaware corporation (the "Company"), for use at the 2002 Annual Meeting of Stockholders to be held at Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, on December 6, 2002, at 10:00 a.m., Eastern Time, and at any and all adjournments thereof (the "Annual Meeting"). The proxy may be revoked at any time before it is voted. If no contrary instruction is received, signed proxies returned by stockholders will be voted in accordance with the Board of Directors' recommendations.

        This proxy statement and accompanying proxy were first sent to stockholders on or about November 20, 2002.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us (Attention: Secretary) a written notice of revocation on a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

        Only stockholders of record at the close of business on November 11, 2002 are entitled to vote at the Annual Meeting. Each outstanding share of our common stock, par value $.01 per share is entitled to one vote. The holders of a majority of the votes entitled to be cast whether present in person or by proxy shall constitute a quorum for purposes of the Annual Meeting.

        We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular employees in person, or by mail, courier, telephone or facsimile. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

        At the Annual Meeting, stockholders will vote on the proposal to amend the Company's Certificate of Incorporation by modifying the Certificate of Designation, Preferences and Rights of Series F Preferred Stock (Proposal 1); the proposal to increase from 750,000 to 6,500,000 the number of shares with respect to which options and other awards may be granted under our 1994 Stock Plan (Proposal 2) and the ratification of our selection of independent accountants (Proposal 3).

        Stockholders representing a majority of the shares of stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting. Under the Delaware General Corporation Law ("DGCL"), in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve the matter.

        Abstentions may be specified on all proposals and will be counted as present for the purposes of the proposal for which the abstention is noted. For purposes of determining whether a proposal has received a majority of the votes cast, where a stockholder abstains from voting, those shares will be counted against the proposal.

        The independent tabulator appointed for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting. For the purposes of determining whether a proposal has received the requisite vote in instances where brokers are prohibited from exercising or choose not to exercise discretionary authority for beneficial owners who have not provided voting instructions (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote. Pursuant to the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee or similar representative or fiduciary capacity with authority to vote, or (ii) the broker is acting pursuant to the rules of any national securities exchange to which the broker is also a member.

VOTING SECURITIES AND PRINCIPAL HOLDERS

        As of September 30, 2002, we had outstanding 18,359,215 shares of common stock, which are our only outstanding voting securities. The following table sets forth information regarding beneficial ownership of our common stock as of September 30, 2002 (i) by each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock, (ii) by each of our executive officers, (iii) by each of our directors, and (iv) by all directors and executive officers as a group.

Beneficial Owner**	Amount and Nature of Beneficial Ownership		Percentage
Halpern Denny III, L.P.	18,464,274	(1)	51.4%
Greenlight Capital, L.L.C.	16,289,023	(2)	48.2%
Brookwood New World Investors, LLC	6,159,839	(3)	25.12%
Special Situations Fund III, L.P.	4,419,987	(4)	20.4%
BET Associates, L.P.	4,178,428	(5)	24.0%
Frank and Lydia LaGalia	1,881,200	(6)	10.8%
Anthony D. Wedo	0	(7)	*
Paul J. B. Murphy III	0		*
William Nimmo	21,614	(8)	*
Leonard Tannenbaum	162,874	(9)	*
Eve Trkla	62,652	(10)	*
All directors and executive officers as a group (5 persons)	247,140	(11)	*

*
Less than one percent (1%).

**
Address for each officer and director is our principal office located at 246 Industrial Way West, Eatontown, New Jersey 07724.

(1)
Based upon an amendment to a Schedule 13D filed with the Securities and Exchange Commission on June 25, 2001. The Schedule 13D was filed by Halpern Denny and Halpern Denny & Company V, L.L.C., a Delaware limited liability company ("HD&C"). HD&C is the sole general partner of Halpern Denny. Consists of common stock that may be purchased upon the exercise of warrants.

(2)
Based on an amendment to a Schedule 13D filed with the Securities and Exchange Commission on June 19, 2001. The Schedule 13D was filed on behalf of Greenlight, Greenlight Capital, L.P., of which Greenlight is the general partner, Greenlight Capital Offshore, Ltd., for whom Greenlight Capital acts as investment advisor, Greenlight Capital Qualified, L.P., of which Greenlight Capital is the general partner, and David Einhorn and Jeffrey A. Keswin, the principals of Greenlight Capital. Consists of common stock that may be purchased upon the exercise of warrants.

(3)
Consists of common stock that may be purchased upon the exercise of warrants.

(4)
Based upon a Schedule 13D filed with the Securities and Exchange Commission on March 4, 2002. The Schedule 13D was filed by Special Situations Funds III, L.P., Special Situations Private Equity Fund, L.P., Special Situations Cayman Fund, L.P., MGO Advisors Limited Partnership, MG Advisors, L.L.C., AWM Investment Company, Inc., Austin W. Marxe and David Greenhouse. The principal business address for each of the foregoing, other than Special Situations Cayman Fund, L.P., is 153 East 53rd Street, New York, New York 10022. The principal business address for Special Situations Cayman Fund is c/o CIBC Bank and Trust Company (Cayman) Limited, CIBC Bank Building, P.O. Box 694 Grand Cayman, Cayman Islands, British West Indies. Includes (i) 181,200 shares of common stock and 2,411,548 shares of common stock that may be purchased upon the exercise of warrants held by Special Situations Funds III, L.P., (ii) 803,850 shares of common stock that may be purchased upon the exercise of warrants held by Special Situations Private Equity Fund, L.P. and (iii) 8,000 shares of common stock and 1,015,389 shares of common stock that may be purchased upon the exercise of warrants held by Special Situations Cayman Fund, L.P.

(5)
Based upon an amendment to a Schedule 13D filed with the Securities and Exchange Commission on July 11, 2001. Includes 3,861,178 shares of common stock that may be purchased upon the exercise of warrants held by BET Associates, LP. Bruce E. Toll is the sole member of BRU LLC, a Delaware limited liability company, which is the sole general partner of BET Associates, L.P. Mr. Toll also owns 219,250 shares of common stock. Also includes 24,500 shares of common stock that may be purchased upon the exercise of warrants held by The Bruce E. Toll Family Trust and 73,500 shares of common stock that may be purchased upon the exercise of warrants held by the Robbi S. Toll Foundation. On August 2, 2002, BET Associates, L.P. exercised a warrant to purchase 450,066 shares of common stock.

(6)
Based upon an amendment filed to a Schedule 13G filed with the Securities and Exchange Commission on June 18, 2002. Includes 272,000 shares of common stock owned of record by Frank LaGalia. Includes 81,500 shares of common stock owned of record by Lydia LaGalia, the spouse of Frank LaGalia. Includes 1,123,000 shares of common stock owned of record jointly by Mr. and Mrs. LaGalia. Includes 30,500 shares of common stock owned of record jointly by Frank LaGalia and his father. Includes 170,000 shares of common stock that are owned of record by Mr. LaGalia's father. Includes 196,200 shares owned of record by Carmela LaGalia's Individual Retirement Account. Carmela LaGalia is Frank LaGalia's aunt. Includes 8,000 shares of common stock owned by Mr. and Mrs. LaGalia's minor son. The address for Frank and Lydia LaGalia is 2050 Center Avenue, Suite 200, Fort Lee, NJ 07024.

(7)
Does not include options to purchase 5,040,242 shares of common stock granted in connection with Mr. Wedo's employment agreement.

(8)
Includes 20,000 shares of common stock, which may be acquired upon the exercise of presently exercisable options. Does not include 18,464,274 shares of common stock owned beneficially by Halpern Denny in which Mr. Nimmo is a partner. Mr. Nimmo disclaims any beneficial interest in the common stock beneficially owned by Halpern Denny.

(9)
Includes options to purchase 40,000 shares of common stock and warrants to purchase 70,000 shares of common stock. Does not include 4,178,428 shares of common stock owned beneficially by BET Associates, L.P., of which Mr. Tannenbaum is a limited partner, and of which shares Mr. Tannenbaum disclaims beneficial ownership.

(10)
Includes 20,000 shares of common stock, which may be acquired upon the exercise of presently exercisable options. Ms. Trkla is a controlling person of Brookwood Financial Partner, L.P., an affiliate of Brookwood. Ms. Trkla disclaims any beneficial interest in the common stock beneficially owned by Brookwood, except to the extent that Thomas N. Trkla, her spouse, has a direct or indirect pecuniary interest therein.

(11)
Includes 80,000 shares of common stock, which may be acquired upon the exercise of presently exercisable options.

DIRECTORS

        Our board of directors currently consists of four directors, and we have four vacancies on our board of directors as the result of the resignation of one of our directors in April 2002 and three of our directors in May 2002. Our by-laws provide that our board of directors is divided into three classes, designated Class I, Class II and Class III. Each director is appointed for a three-year term. Anthony D. Wedo and Leonard Tannenbaum are Class III directors. Mr. Tannenbaum was elected to our board of directors by our common stockholders. Anthony Wedo was appointed as a director pursuant to the terms of his employment agreement. Our other directors were designated pursuant to the terms of a stockholders agreement (the "Stockholders Agreement") dated January 18, 2001, as amended March 29, 2001, June 19, 2001 and July 9, 2001, with BET Associates, L.P. ("BET"), Brookwood New World Investors, LLC ("Brookwood"), Halpern Denny III, L.P. ("Halpern Denny"), Greenlight Capital, L.L.C. ("Greenlight Capital") and certain of its affiliates and Special Situations Fund III, L.P. ("Special Situations Fund") and certain of its affiliates. Pursuant to the Stockholders Agreement, BET and Brookwood are each entitled to designate one member to our Board of Directors, and Halpern Denny is entitled to designate two members to our Board of Directors. Halpern Denny has only designated one director at this time. Pursuant to the Stockholders Agreement, William Nimmo, Leonard Tannenbaum and Eve Trkla have been designated as directors.

        Pursuant to our by-laws our Class I directors were to be elected at the Annual Meeting. Prior to their resignations, we had two Class I directors. We have not identified any candidates for director to fill the two Class I vacancies prior to mailing this proxy statement. Accordingly, we have not nominated any individuals for election to the board of directors and we will continue to search for appropriate and qualified candidates to fill the vacancies. If we identify any appropriate candidates prior to next year's annual meeting, we anticipate appointing such individuals to fill the vacancies on our board of directors as permitted by our Certificate of Incorporation and By-laws and the DGCL.

        The names of our directors, their ages as of September 30, 2002, and other information about them is set forth below:

Name	Age	Position
Anthony D. Wedo	43	Chairman, Chief Executive Officer and Director (Class III)
William Nimmo (1)(2)	48	Director
Leonard Tannenbaum (1)(2)	31	Director (Class III)
Eve Trkla (1)(2)	39	Director

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

        Anthony D. Wedo.    Mr. Wedo joined us as Chief Executive Officer in July 2001 and was appointed a director in August 2001. Mr. Wedo was appointed Chairman in April 2002. From 1998 to July 2001, Mr. Wedo served as the Chief Executive Officer and Managing Partner of Atlantic Restaurant Group, a venture group focused on acquiring high-growth restaurant concepts. From 1994 through 1997, he served as President and Chief Executive Officer of Mid-Atlantic Restaurant Systems, a Boston Market franchisee. From 1987 through 1993, Mr. Wedo was employed by Pepsico Inc.'s KFC division, most recently as a Divisional Vice President in charge of a 1,200 store territory. Mr. Wedo has a B.S. degree in Marketing and Finance from Pennsylvania State University.

        William Nimmo.    Mr. Nimmo has served as our director since January 2001 and is a partner at Halpern, Denny & Co., a private equity investment firm. From 1989 to 1997, Mr. Nimmo was a partner at Cornerstone Equity Investors, Inc. Prior to 1989, Mr. Nimmo spent ten years with J.P. Morgan &

Company. Mr. Nimmo is a graduate of Dartmouth College and received an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth. Mr. Nimmo serves on the boards of a number of private companies.

        Leonard Tannenbaum.    Leonard Tannenbaum, C.F.A., has served as our director since March 1999 and is the Managing Partner at MYFM Capital LLC, a boutique investment banking firm, and a partner at BET Associates, L.P., a capital fund. From 1997 until 1999, Mr. Tannenbaum was a partner at LAR Management, a hedge fund. From 1996 until 1997, Mr. Tannenbaum was an assistant portfolio manager at Pilgrim Baxter and Co. From 1994 until 1996, Mr. Tannenbaum was Assistant Vice President in the small company group of Merrill Lynch. Mr. Tannenbaum currently serves on the board of directors of Corteq Inc., a biopharmaceutical company, General Devices Inc., a company that provides contract technical services, and Assisted Living Concepts, Inc., a company that owns and operates assisted living residences. Mr. Tannenbaum has an M.B.A in Finance and Bachelors of Science in Management from The Wharton School at the University of Pennsylvania.

        Eve Trkla.    Ms. Trkla has served as our director since August 2000 and is a controlling person of Brookwood Financial Partners, L.P., an affiliate of Brookwood New World Investors, LLC. Ms. Trkla has been, since May 1993, the Chief Financial Officer of Brookwood Financial Partners, L.P. Ms. Trkla's prior experience in the financial services field includes eight years as a lender at The First National Bank of Boston and one year as the Senior Credit Officer at The First National Bank of Ipswich. Ms. Trkla also serves as a director of UbiquiTel, Inc., a Sprint PCS affiliate. Ms. Trkla is a cum laude graduate of Princeton University.

Director Compensation

        During 2001 and until June 20, 2002, each of our non-employee directors was paid $2,000 for each of the quarterly board meetings of each calendar year, $1,000 for each additional board meeting held in the same calendar year and $500 for each committee meeting. Such payments were made in shares of our common stock. Employee directors are not compensated for service provided as directors. Effective June 20, 2002, each of our non-employee directors will receive a $15,000 annual retainer to be paid on January 1st for services relating to the prior year, plus $2,000 for each of the quarterly board meetings of each calendar year, $1,000 for each additional board meeting held in the same calendar year and $500 for each committee meeting. Any director not attending at least 75% of all committee and board meetings held during that year will not receive the annual retainer. Each non-employee director also receives stock options to purchase 10,000 shares of our common stock on the date on which such person first becomes a director, and on October 1 of each year if, on such date, such director shall have served on our board of directors for at least six months. The exercise price of such options is equal to the market value of the shares of common stock on the date of grant. All directors are reimbursed for out-of-pocket expenses incurred by them in connection with attendance of board meetings and committee meetings.

PROPOSAL NO. 1
PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION BY MODIFYING THE CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES F PREFERRED STOCK

        In connection with our Series F preferred stock financing in January 2001, pursuant to authority granted by our Certificate of Incorporation, our board of directors approved and, on January 16, 2001, we filed a Certificate of Designation, Preferences and Rights of Series F Preferred Stock (the "Certificate of Designation") with the Delaware Secretary of State, designating 65,000 shares of Series F preferred stock and setting forth the designations, rights and preferences of those shares. No vote of our stockholders was required in connection with the approval of the Certificate of Designation. In accordance with the DGCL, the Certificate of Designation had the effect of amending our Certificate of Incorporation.

        In connection with our Series F preferred stock financings in June 2001, we agreed with the Series F investors to file a Second Amended and Restated Certificate of Designation, Preferences and Rights of Series F Preferred Stock (the "Second Certificate of Designation") with the Delaware Secretary of State. The Second Certificate of Designation was approved by our board of directors and the requisite holders of our Series F preferred stock and we filed the Second Certificate of Designation with the Delaware Secretary of State on June 19, 2001. A copy of the Second Certificate of Designation is attached hereto as Annex A.

        The purpose of the Second Certificate of Designation was to increase the number of shares designated under the Certificate of Designation as shares of Series F preferred stock from 65,000 to 116,000 and to amend the designation, rights and preferences of the Series F preferred stock to:

  •
  establish certain rights as between the investors who purchased our Series F preferred stock prior to March 31, 2001 and the investors that purchased our Series F preferred stock after March 31, 2001;

  •
  include a provision that provided for penalty dividends in the event that we failed to file an amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock to at least 125 million on or prior to October 17, 2001 (which amendment was filed on September 26, 2001);

  •
  increase from 67% to 70% the percentage approval of the holders of Series F preferred stock required to authorize the issuance of shares of any class of stock having any preference or priority as to dividends or assets superior to or on parity with the Series F preferred stock, including, without limitation, the Series E preferred stock;

  •
  add a provision to the Certificate of Designation to enable us to sell stores owned by our subsidiaries and us without the prior approval of the holders of Series F preferred stock;

  •
  add a provision to the Certificate of Designation to enable us to issue $140 million senior secured increasing rate notes due 2003, $35 million secured increasing rate notes due 2002 and to borrow up to $7.5 million under a revolving line of credit and incur up to $4.5 million of other indebtedness; and

  •
  add a provision to the Certificate of Designation to enable us to effect changes to our executive officers without the consent of the holders of Series F preferred stock.

        Because the filing of the Certificate of Designation had the effect of amending our Certificate of Incorporation, the vote of our stockholders is required to approve the Second Certificate of Designation. Upon approval by the stockholders, the Second Certificate of Designation will have the effect of amending our Certificate of Incorporation.

        The affirmative vote of a majority of the shares of common stock entitled to vote at the Annual Meeting is required to approve the Second Amended and Restated Certificate of Designation, Preferences and Rights of Series F Preferred Stock. The board of directors recommends a vote IN FAVOR of the Second Amended and Restated Certificate of Designation, Preferences and Rights of Series F Preferred Stock. If not otherwise specified, proxies will be voted IN FAVOR of this proposal.

PROPOSAL NO. 2
APPROVAL OF INCREASE OF SHARES OF COMMON STOCK
AUTHORIZED FOR ISSUANCE UNDER THE 1994 STOCK PLAN

        We are asking you to approve an amendment to our 1994 Stock Plan that will increase the number of shares of common stock authorized for issuance under the 1994 Stock Plan by 5,750,000 shares. Following approval of this amendment, the maximum aggregate number of shares reserved for issuance under the 1994 Stock Plan shall not exceed 6,500,000 shares.

        In connection with Anthony Wedo's amended and restated employment agreement, we granted him options to purchase 5,040,242 shares of common stock. We need to increase the number of shares authorized for issuance under the 1994 Stock Plan in order to give effect to the grant of these options. In addition, we believe that this amendment is necessary to ensure that a sufficient reserve of common stock is available under the 1994 Stock Plan. We also believe that operation of the 1994 Stock Plan is important in attracting and retaining employees in a competitive labor market, which is essential to our long-term growth and success.

        The essential features of the 1994 Stock Plan, including this proposed amendment, are summarized below. This summary is not a complete description of all the provisions of the 1994 Stock Plan. Any stockholder of the Company who wishes to obtain a copy of the actual 1994 Stock Plan document may do so upon written request to the Assistant Secretary at our principal executive offices.

  General

        As of September 30, 2002, options to purchase 148,700 shares were outstanding under the 1994 Stock Plan, 20,409 shares had been issued pursuant to the exercise of options granted under such plan and 601,300 shares remained available for future grants. No stock purchase rights have been granted under the 1994 Stock Plan. We believe that the number of shares currently available under the 1994 Stock Plan is insufficient in light of the number of options granted to Mr. Wedo pursuant to his employment agreement and the potential continued growth in our operations. For this reason, the board of directors has determined that it is in our best interests and the best interests of our stockholders to increase the number of shares available for issuance under the 1994 Stock Plan by 5,750,000 shares.

        Options granted under the 1994 Stock Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, at the discretion of the board of directors or any of its appointed committees and as reflected in the terms of the written option agreement. The board of directors, at its discretion, may also grant rights to purchase common stock directly, rather than pursuant to stock options, subject to certain restrictions discussed below.

  Purpose

        The purposes of the 1994 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and consultants and to promote the success of our business.

  Administration

        The 1994 Stock Plan is administered by the Administrator, which may be either our board of directors or any one of its committees that is appointed pursuant to the 1994 Stock Plan. The 1994 Stock Plan is currently being administered by our compensation committee. The compensation committee, which is constituted to satisfy the applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Section 162(m) of the Code, has the

exclusive authority to grant stock options and purchase rights and otherwise administer the 1994 Stock Plan with respect to the officers, directors, consultants and other employees.

  Eligibility

        The 1994 Stock Plan provides that incentive stock options, nonstatutory stock options or stock purchase rights may be granted to employees (including officers and directors) of the Company or any parent or subsidiary of the Company. In addition, the 1994 Stock Plan provides that nonstatutory stock options and stock purchase rights may be granted to consultants of the Company or any parent or subsidiary of the Company. An employee or consultant who has been granted an option or stock purchase right may, if otherwise eligible, be granted additional options or stock purchase rights. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, a number of factors are taken into account, including the duties and responsibilities of the optionee, the value of the optionee's services to us, the optionee's present and potential contribution to our success and other relevant factors. As of September 30, 2002 there were approximately 12,962 employees, officers, consultants and directors eligible to receive grants under the 1994 Stock Plan.

        In addition, the 1994 Stock Plan provides that no officer may be granted options to purchase more than 100,000 shares in any fiscal year of the Company and that no officer may be granted options to purchase more than 250,000 shares over the remaining term of the 1994 Stock Plan. These limitations satisfy the requirements applicable to options intended to qualify as "performance-based compensation," as set forth in Section 162(m) of the Code. In the event the Administrator determines that such limitations are not required to qualify options as performance-based compensation, the Administrator may modify or eliminate such limitations.

  Terms of Options

        Each option is evidenced by a stock option agreement between the optionee and us. Under the 1994 Stock Plan, as modified by the proposed amendment, each option is subject to the following terms and conditions:

        (a)  Exercise of the Option.    The Administrator determines when options may be exercised. An option is exercised by giving written notice of exercise to us specifying the number of full shares of common stock to be purchased and by tendering full payment of the purchase price. Full payment may, as authorized by the board of directors, consist of any consideration and method of payment allowable under the 1994 Stock Plan.

        (b)  Exercise Price.    The exercise price under the 1994 Stock Plan is determined by the Administrator and subject to certain conditions. If an incentive stock option or a nonstatutory stock option is granted to an employee who, at the time of the grant, owns stock representing more than ten percent of the voting power of all classes of our stock, the per share exercise price cannot be less than 110% of the fair market value per share on the date of grant. The per share exercise price for an incentive stock option that is granted to any employee cannot be less than 100% of the fair market value per share on the date of grant. If a nonstatutory stock option is granted to any person, the per share exercise price cannot be less than 85% of the fair market value per share on the date of grant. The fair market value of a share of our common stock is defined as (1) the closing sale price of our common stock on the Nasdaq Stock Market; (2) the mean between the high bid and low asked prices for our common stock on the date of determination as reported on The Wall Street Journal or such other source as the board of directors deems reliable, if our common stock is quoted on the Nasdaq Stock Market, but not on the National Market thereof or (3) a determination in good faith by the Administrator in the absence of an established market for our common stock. The purchase price payable upon the exercise of the options will consist of cash, check or other shares of our common stock (which, if acquired from us, have been held for at least six months and have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is exercised), a combination of the foregoing or any other consideration or method permitted under applicable law.

        (c)  Termination of Employment.    If the optionee's employment or consulting relationship terminates for any reason other than disability, death or a change of status from employee to consultant, options under the 1994 Stock Plan may be exercised within such a period of time as is determined by the Administrator of at least 30 days after termination (or in the case of an incentive stock option such other period of time not more than three months after the date of termination) and may be exercised only to the extent the option was exercisable on the date of termination. In no event may any optionee exercise an option after the expiration of its term.

        (d)  Disability.    If an optionee is unable to continue his or her employment or consulting relationship with us as a result of his or her total and permanent disability, options may be exercised within 12 months from the date of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after the expiration of its term.

        (e)  Death.    In the event of the optionee's death, the optionee's estate or person who acquired the right to exercise the option by bequest or inheritance may exercise the option within 12 months following the date of death and only to the extent that the optionee was entitled to exercise it on the date of death, otherwise the option terminates. If at the time of death the optionee was not entitled to exercise his or her entire option, the shares covered by the unexercisable portion of the option shall immediately revert to the plan.

        (f)    Buyout Provisions.    The Administrator may at any time offer to buy out for payment in cash or shares, an option previously granted, based on such terms and conditions as the Administrator establishes and communicates to the optionee at the time that such offer is made.

        (g)  Terminations of the Options.    The 1994 Stock Plan provides that options granted under the 1994 Stock Plan have the term provided in the option agreement, provided, however, that the term shall be no more than ten years from the date of the grant. Incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

        (h)  Option Not Transferable.    An option is nontransferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime.

        (i)    Merger or Consolidation, Assumption or Substitution of Options.    In the event of a proposed sale of all or substantially all of our assets or a merger with or into another corporation, the option or the stock purchase right will be assumed or an equivalent option or stock purchase right will be substituted by the successor corporation. If the successor corporation does not agree to such substitution or assumption, the board of directors may give 15 days notice of the optionee's right to exercise his or her outstanding option or stock purchase right at any time within 15 days of such notice. If the board of directors does not make an option or stock purchase right fully exercisable in lieu of assumption or substitution, such option and stock purchase right terminates as of the date of the closing of the sale of assets or merger.

  Restricted Stock Purchase Rights

        The 1994 Stock Plan permits the granting of rights to purchase our common stock either alone, in addition to, or in tandem with other awards made by us. No such grants have been made to date.

Upon the granting of a stock purchase right under the 1994 Stock Plan, the offeree is advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of common stock that such person is entitled to purchase, the price to be paid and the time within which such person must accept such offer, which shall in no event exceed 30 days from the date upon which the Administrator made the determination to grant the stock purchase right.

        Unless the Administrator determines otherwise, the underlying stock purchase agreement for stock purchased pursuant to a stock purchase right granted under the 1994 Stock Plan will grant us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with us for any reason (including death or disability) at the original price paid by the purchaser. The repurchase option shall lapse at such a rate as the Administrator may determine, but at a minimum rate of 20% per year.

  Adjustments Upon Changes in Capitalization, Dissolution or Liquidation

        In the event of any change, such as a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, is made in our capitalization that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by us, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, the number of shares of common stock covered by each outstanding option or stock purchase right, as well as the number of shares available for issuance under the 1994 Stock Plan. In the event of a proposed dissolution or liquidation of us, the board of directors will notify the optionee at least 15 days prior to such proposed action and the option or stock purchase right will terminate immediately prior to the consummation of such proposed action.

  Amendment and Termination

        We may at any time amend, alter, suspend or discontinue the 1994 Stock Plan, but we can not amend, alter, suspend or discontinue the 1994 Stock Plan if it would impair the rights of any optionee under any grant without his or her consent. In addition, we must obtain stockholder approval of any amendment to the 1994 Stock Plan to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange). Any amendment or termination of the 1994 Stock Plan will not affect options or stock purchase rights already granted and such options and stock purchase rights will remain in full force and effect as if the 1994 Stock Plan was not amended or terminated, unless mutually agreed otherwise by the optionee and the board of directors, which is in writing and signed by the optionee and us.

  Plan Benefits

        We cannot currently determine the number of shares subject to options that may be granted in the future to executive officers, directors and employees under the 1994 Stock Plan. The following table sets forth information with respect to the stock options granted under the 1994 Stock Plan to the Named Executive Officers, all current executive officers as a group and all employees and consultants (including all current officers who are not executive officers) as a group under the 1994 Stock Plan during the year ended January 1, 2002. No additional stock options were granted to the Named Executive Officers after January 1, 2002 and prior to the date of this Proxy Statement.

PLAN BENEFITS
1994 STOCK PLAN

Name and Position	Exercise Price per Share(1)	Number of Shares Subject to Options Granted under the 1994 Stock Plan During the year ended Janaury 1, 2002
Anthony D. Wedo Chairman and Chief Executive Officer	$1.15(2)	3,077,035(2)
Paul J.B. Murphy III Chief Operating Officer-Einstein Bros./Noah's	—	0
William Rianhard(3) Former President and Chief Operating Officer-Manhattan/Chesapeake	—	0
R. Ramin Kamfar(4) Former Chairman	—	0
Jerold E. Novack(5) Former Executive Vice President and Chief Financial Officer	$0.53	1,143,635(5)
All current executive officers as a group (2 persons)	$1.15(2)	3,077,035(2)
All current employees and consultants (including all current officers who are not executive officers) as a group (12,957 persons)	$1.20	50,000

(1)
The actual benefits, if any, to the holders of stock options issued under the 1994 Stock Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of our common stock on the date of exercise and the exercise price of a holder's stock option.

(2)
Mr. Wedo's options were cancelled in connection with his entering into an amended and restated employment agreement with us effective January 1, 2002. Mr. Wedo was subsequently granted options to purchase 5,040,242 shares of common stock.

(3)
Effective May 31, 2002, Mr. Rianhard resigned.

(4)
Effective April 1, 2002, Mr. Kamfar resigned as an officer and director.

(5)
Effective April 2, 2002, we terminated Mr. Novack for cause. Mr. Novack's options expired pursuant to their terms 90 days after the termination of his employment.

  Federal Income Tax Aspects of the 1994 Stock Plan

        The following is a summary of the effect of U.S. federal income taxation upon the optionee and us with respect to the grant and exercise of options under the 1994 Stock Plan. This summary does not purport to be complete and, among other things, does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

        Options granted under the 1994 Stock Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options. The recipient of an incentive stock option does not incur ordinary taxable income at the time of grant or exercise of the option. However, the optionee may incur alternative minimum tax upon exercise of the option. We are not entitled to a tax deduction at the time of exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least one year after receipt of the shares by the optionee and two years after the grant of the incentive stock option, any gain is treated as long-term capital gain. If these holding periods are not satisfied, the optionee recognizes ordinary taxable income equal to the difference between the exercise price, and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. In turn, we are entitled to a tax deduction for the amount of the ordinary income recognized by the optionee. Any gain to the optionee in excess of the ordinary income from a disposition, which does not meet the statutory holding period requirements, is long-term capital gain if the sale occurs more than one year after exercise or short-term capital gain if the sale occurs within one year after the exercise. Capital losses may be netted against capital gains. Net capital losses up to $3,000 annually may offset ordinary and other income.

        Options that do not qualify as incentive stock options, are nonstatutory options. An optionee does not recognize taxable income at the time of grant of a nonstatutory stock option. However, upon exercise, the optionee does recognize ordinary taxable income to the excess of fair market value of the shares at time of exercise over the exercise price. The income recognized by an optionee who is also an employee of the Company is subject to income tax withholding. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's tax basis (exercise plus the income recognized upon exercise) is treated as capital gain or loss.

        The affirmative vote of a majority of the shares of common stock entitled to vote at the Annual Meeting is required to approve the increase of shares of common stock authorized for issuance under the 1994 Stock Plan. The board of directors recommends a vote IN FAVOR of the increase of shares of common stock authorized for issuance under the 1994 Stock Plan. If not otherwise specified, proxies will be voted IN FAVOR of this proposal.

PROPOSAL NO. 3
APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        A resolution will be presented at the Annual Meeting to ratify the appointment by the board of directors of the firm of Grant Thornton LLP as independent accountants, to examine our financial statements for the year ending December 31, 2002, and to perform other appropriate accounting services.

  Changes in Principal Accountants

        On July 29, 2002, we dismissed Arthur Andersen LLP as our independent auditors and engaged the accounting firm of Grant Thornton LLP as our new independent auditors. The decision to change auditors was recommended by the audit committee of our board of directors and unanimously approved by the board of directors.

        During the two most recent fiscal years ended January 1, 2002 and December 21, 2000, and the subsequent interim period through July 29, 2002, there were no disagreements between Arthur Andersen LLP and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of such disagreement in its reports on the our consolidated financial statements for such years, and there occurred no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The audit reports of Arthur Andersen LLP on our consolidated financial statements for the fiscal years ended January 1, 2002 and December 21, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        We requested that Arthur Andersen LLP furnish a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. A representative of Arthur Andersen LLP advised us that Arthur Andersen LLP was no longer in a position to provide letters relating to its termination as a former audit client's independent auditor, and that Arthur Andersen LLP's inability to provide such letters has been discussed with the staff at the Securities and Exchange Commission.

        During the two most recent fiscal years ended January 1, 2002 and December 21, 2000, and the subsequent interim period through July 29, 2002, we did not consult Grant Thornton LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any of the matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

  Fees Paid to Principal Accountants

        For the fiscal year ended January 1, 2002, Arthur Andersen LLP, our principal independent accountant during that period, billed the approximate fees set forth below.

        Audit Fees.    Aggregate fees paid to Arthur Andersen LLP in connection with their audit of our consolidated financial statements as of and for the year ended January 1, 2002 and their limited reviews of our unaudited condensed consolidated interim financial statements were $230,000.

        All Other Fees.    Aggregate fees paid to Arthur Andersen LLP for (i) services related to our acquisition of the assets of Einstein/Noah Bagel Corp. and Einstein/Noah Bagel Partners, L.P. were $170,000, (ii) services related to our sale of $140 million of secured increasing rate notes were $391,000 and, (iii) services related to the proposed refinancing of our secured increasing rate notes were $140,000.

        No fees were paid to Grant Thornton LLP during the fiscal year ended January 1, 2002.

        Representatives of Grant Thornton LLP will not attend the Annual Meeting and will not have the opportunity to make a statement at the Annual Meeting. They will be available by telephone conference to respond to appropriate questions.

        The affirmative vote of a majority of the shares of common stock entitled to vote is required to ratify the appointment of Grant Thornton LLP. The board of directors recommends a vote IN FAVOR of the ratification of its appointment of Grant Thornton LLP as independent accountants. If not otherwise specified, proxies will be voted IN FAVOR of this proposal.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the total compensation awarded to, earned by or paid during our last three fiscal years to our Chief Executive Officer, to our other two executive officers and to two former executive officers during the year ended January 1, 2002 ("Named Executive Officers").

	Annual Compensation								Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)			Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)
Anthony D. Wedo(1) Chairman and Chief Executive Officer	2001		$183,077		$187,516		$8,308(2)		—	3,077,035	(3)
Paul J.B. Murphy III(4) Chief Operating Officer-Einstein Bros./Noah's	2001		$161,538		$150,000		$—		—	—
William Rianhard(5) Former President and Chief Operating Officer-Manhattan/Chesapeake	2001 2000	$ $	160,000 98,923	$ $	40,000 25,000	$ $	12,000(2 12,000(2	) )	—	— 60,000
R. Ramin Kamfar(6) Former Chairman	2001 2000 1999	$ $ $	300,000 300,000 175,000	$ $ $	300,000 305,000 87,500	$ $ $	24,000(2 24,000(2 24,000(2	)(7) )(7) )(6)	— 250,000 —	— 250,000 250,000
Jerold E. Novack(8) Former Executive Vice President and Chief Financial Officer	2001 2000 1999	$ $ $	230,000 154,808 150,000	$ $ $	150,000 77,500 37,5000	$ $	12,000(2 12,000(2 12,000(3	)(9) )(9) )(9)	118,816 100,000 —	1,143,635 200,000 125,000

(1)
We hired Mr. Wedo in July 2001.

(2)
Represents a car allowance for the respective individuals.

(3)
Mr. Wedo's options were cancelled in connection with his entering into an amended and restated employment agreement with us effective January 1, 2002. Mr. Wedo was subsequently granted options to purchase 5,040,242 shares of common stock under the amended and restated employment agreement.

(4)
Mr. Murphy became an officer in connection with our acquisition of the assets of Einstein/Noah Bagel Corp. and Einstein/Noah Bagel Partners, L.P.

(5)
We hired Mr. Rianhard in April 2000. Effective May 31, 2002, Mr. Rianhard resigned.

(6)
Effective April 1, 2002, Mr. Kamfar resigned as an officer and director. In connection with his departure from our company, we permitted Mr. Kamfar to retain $1,445,000 previously paid to him, which amount is not included in the amounts set forth in the table. In addition, one-half of Mr. Kamfar's options were cancelled when his employment with us ended and the remainder terminate 90 days thereafter pursuant to their terms.

(7)
In addition to his car allowance, Mr. Kamfar had the use of a car paid for by us (in 2001, beginning in August, Mr. Kamfar had the use of a second car paid for by us, the cost of which was reimbursed to us in 2002) and we reimbursed Mr. Kamfar for his garage expenses, tolls and car repairs. The cost of the cars and such reimbursed expenses are not included in the amounts set forth in the table.

(8)
Effective April 2, 2002, we terminated Mr. Novack for cause. Certain unauthorized payments made to Mr. Novack are not included in the amounts set forth in the table. All of Mr. Novack's options expire, pursuant to their terms, 90 days after the termination of his employment.

(9)
In addition to his car allowance, Mr. Novack had the use of a car paid for by us and, beginning in August, 2001, the use of a second car paid for by us and we reimbursed Mr. Novack for tolls and car repairs. The cost of the cars and such reimbursed expenses are not included in the amounts set forth in the table.

Stock Option Grants in Last Fiscal Year

        Set forth below is information on grants of stock options for the Named Executive Officers for the year ended January 1, 2002. In addition, as required by Securities and Exchange Commission rules, the table sets forth hypothetical gains that would exist for the shares subject to such options based on assumed annual compounded rates of stock price appreciation during the option term.

OPTION GRANTS IN FISCAL 2001

		Percentage of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Option Granted
			Exercise Price ($ per Share)
				Expiration Date	5%(2)	10%(3)
Anthony D. Wedo(4)	3,077,035	72.9%	$1.15	07/14/2011	$2,225,401	$5,639,602
Jerold Novack(5)	1,143,635	27.1%	$0.53	09/19/2011	$1,629,306	$2,953,427

(1)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon exercise of the option or for the sale of underlying shares of Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(2)
Assumes 5% compounded rate of appreciation in the market price per share from the date of grant to the end of the option term.

(3)
Assumes 10% compounded rate of appreciation in the market price per share from the date of grant to the end of the option term.

(4)
Mr. Wedo's options were cancelled in connection with his entering into an amended and restated employment agreement with us effective January 1, 2002. Mr. Wedo was subsequently granted options to purchase 5,040,242 shares of common stock under the amended and restated employment agreement.

(5)
Mr. Novack's options terminated pursuant to their terms, 90 days after the termination of his employment in April 2002.

Fiscal Year End Option Values

        During the fiscal year ended January 1, 2002, none of the Named Executive Officers exercised any stock options. Set forth below is information on the number of stock options held by the Named Executive Officers as of January 1, 2002. None of such stock options was in-the-money as of January 1, 2002.

FISCAL YEAR END OPTION VALUES

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)
	Exercisable	Unexercisable
Anthony D. Wedo(1)	0	3,077,035
William Rianhard(2)	30,000	30,000
Paul J.B. Murphy	0	0
R. Ramin Kamfar(3)	684,367	0
Jerold Novack(4)	802,874	762,423

(1)
Mr. Wedo's options were cancelled in connection with his entering into an amendment and restated employment agreement with us effective January 1, 2002. Mr. Wedo was subsequently granted options to purchase 5,040,242 shares of common stock under the amended and restated employment agreement.

(2)
Mr. Rianhard resigned effective as of May 31, 2002. All of Mr. Rianhard's options terminated 90 days thereafter pursuant to their term.

(3)
Effective April 1, 2002, Mr. Kamfar resigned as an officer and director. In connection with his departure from our company, one-half of Mr. Kamfar's options were cancelled. The remainder of his options terminated 90 days thereafter pursuant to their terms.

(4)
Effective April 2, 2002, we terminated Mr. Novack for cause. All of Mr. Novack's options terminated 90 days thereafter pursuant to their terms.

Employment and Other Arrangements

        Anthony Wedo.    In July 2001, we entered into an employment agreement with Mr. Wedo, our Chief Executive Officer. Effective as of January 1, 2002, we entered into an amended and restated employment agreement with Mr. Wedo. The agreement expires on December 31, 2004, but is automatically renewed for additional one-year periods commencing each January 1, unless either party gives written notice of its desire not to renew such term at least 90 days prior to the end of the term or any such renewal term. The agreement provides for base salary of $565,000 per year. At the beginning of each year during the term of the employment agreement, Mr. Wedo's base salary will be subject to annual review by our board of directors at the recommendation of the compensation committee. Mr. Wedo is entitled to an annual performance bonus of up to 150% of his base salary for such year. The amount of the bonus will be determined by the board of directors after review by the compensation committee and is based upon the achievement of predetermined individual and company goals during such period. For the period July 16, 2001 to July 31, 2002, Mr. Wedo will receive a guaranteed bonus of $187,500 payable in the amount of $46,875 on each of October 31, 2001, January 31, 2002, April 30, 2002 and July 31, 2003, which is considered a prepayment of the annual performance bonus described above.

        In connection with entering into the amended and restated employment agreement, Mr. Wedo's options to purchase 3% of our outstanding common stock at a price per share of $1.15 granted under the prior employment agreement were cancelled. Mr. Wedo was granted new options to purchase 6% of our outstanding common stock (including the common stock issuable under outstanding options and warrants with an exercise price of $3.00 per share or less) as of May 10, 2002 for $0.26 per share. The options were granted subject to the approval of the stockholders of any necessary increase in the number of shares reserved for issuance pursuant to the 1994 Stock Plan. The options vest in one-third increments on each of December 31, 2002, December 31, 2003 and December 31, 2004.

        In the event that we terminate Mr. Wedo's employment other than for cause, he will be paid severance compensation equal to one times his annual base salary.

        Mr. Wedo has agreed that from the date of the employment agreement until the first anniversary of the termination of the employment agreement, he will not directly or indirectly, without our prior written consent, engage anywhere in the United States (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in (except for ownership of 10% or less of any outstanding entity whose securities are listed on a national securities exchange), or participate in the financing, operation, management or control of, any firm, corporation or business (other than us) that engages in the marketing or sale of bagels and/or fast casual sandwiches as one of its principal businesses. In addition, Mr. Wedo has agreed that from the date of the employment agreement until the second anniversary of the termination of the employment agreement, he will not directly or indirectly, without our prior written consent, solicit the services, or cause to be employed, any person who was an employee of the Company at the date of such termination, or within 6 months prior to such time.

        William Rianhard.    In April 2000, we entered into an employment agreement with Mr. Rianhard with a term beginning May 15, 2000 and ending May 15, 2002, which term is automatically renewed from year to year unless either party gives notice to the contrary not less than 90 days prior to the commencement of any one-year extension period. The agreement was not renewed at the end of the initial two-year term. The agreement provides for base salary of $160,000 plus such increases as the board of directors may approve. The agreement also provides for an annual service bonus equal to 25% of Mr. Rianhard's base salary and an annual performance bonus of up to 25% of Mr. Rianhard's base compensation, as determined by the board of directors. The agreement also provides for an option to purchase 60,000 shares of common stock at $2.63, a $12,000 annual automobile allowance, a $12,000 annual rent allowance and a moving allowance.

        If there is a change in control, Mr. Rianhard would be entitled to a bonus equal to 50% of his base compensation for the year in which the same occurs, and if he is terminated within six months after the change of control, Mr. Rianhard would be entitled to receive 12 months' base compensation, one year's bonus and 12 months' automobile allowance and would be entitled to fully exercise his options. For a period of one year following Mr. Rianhard's voluntary termination or termination for cause, Mr. Rianhard cannot perform services for, have an equity interest (except for an interest of 5% or less in an entity whose securities are listed on a national securities exchange) in any business (other than us) or participate in the financing, operation, management or control of, any firm, corporation or business (other than us) that engages in the marketing or sale of specialty coffee or bagels as its principal business.

        Effective May 31, 2002, Mr. Rianhard resigned.

        Ramin Kamfar.    In September 2000, we entered into an employment agreement with Mr. Kamfar, then our Chairman and Chief Executive Officer. The agreement expired on December 31, 2001 but automatically renews for additional one-year periods commencing each January 1 unless either party gives written notice to the other of its desire not to renew such term, which notice must be given no later than 90 days prior to the end of each term on any such renewal. The agreement provides for base salary of $300,000 per year, and an annual performance bonus of between 35% and 100% of Mr. Kamfar's base salary for calendar year 2000 and any subsequent calendar year. Each bonus is based on the attainment of certain corporate and individual goals. In the event that we terminate Mr. Kamfar's employment upon a change in control or other than for cause, he will be paid severance compensation equal to three times his annual base salary (at the rate payable at the time of such termination) plus an amount equal to the greater of three times the amount of his bonus for the calendar year preceding such termination or 35% of his base salary.

        Effective April 1, 2002, Mr. Kamfar resigned as an officer of our company and from his seat on our board of directors. In connection with his departure, we permitted Mr. Kamfar to retain $1,445,000 previously paid to him.

        Jerold E. Novack.    In September 2001, we entered into a new employment agreement with Mr. Novack, then our Executive Vice President, Chief Financial Officer and Secretary. The agreement expires on June 30, 2002. The agreement provides for base salary of $300,000 per year, and an annual performance bonus of 30% to 100% of Mr. Novack's base salary based on Mr. Novack's and our performance.

        Mr. Novack was granted an option to purchase 1.5% of the then outstanding common stock (including the Common Stock issuable under outstanding options and warrants) at a price per share of $.53, which option vested as to one-third of the amount thereof on July 1, 2001.

        For a period of one year following Mr. Novack's voluntary termination or termination for cause, Mr. Novack cannot engage anywhere in the Northeastern United States, have an equity interest (except for an interest of 10% or less in an entity whose securities are listed on a national securities exchange) in any business (other than us) or participate in the financing, operation, management or control of, any firm, corporation or business (other than us) that engages in the marketing or sale of specialty coffee or bagels as its principal business.

        Effective April 2, 2002, we terminated Mr. Novack for cause.

        Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Performance Graph that follows shall not be deemed to be "Soliciting Material," is not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filings.

Compensation Committee Report on Executive Compensation

        The compensation committee of the board of directors administers our executive compensation programs. During 2001 until April 2002, the members of the compensation committee were Keith Barket, Ramin Kamfar and William Nimmo. Effective April 2002, Ramin Kamfar resigned from the Board of Directors and all committees thereof and the board of directors appointed Leonard Tannenbaum to the compensation committee. Mr. Barket resigned in May 2002 from the board of directors and all committees thereof. Effective June 2002, the board of directors appointed Eve Trkla to the compensation committee. The current members of the Committee are non-employee directors.

        Our executive compensation program is designed to attract, retain, and motivate high caliber executives and to focus the interests of the executives on objectives that enhance stockholder value. These goals are attained by emphasizing "pay for performance" by having a portion of the executive's compensation dependent upon business results and by providing equity interests in the Company. The principal elements of our executive compensation program are base salary, bonus, and stock options.

        Executive Officer Salaries.    Base salaries for our executives are intended to reflect the scope of each executive's responsibilities, our success, and contributions of each executive to that success. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographic or market data, industry trends or internal fairness within the Company. The base salaries for Anthony Wedo, Ramin Kamfar, William Rianhard and Jerold Novack for 2001 are set forth in their respective employment agreements, which are described under "Employment and Other Arrangements."

        Bonuses.    The compensation committee determined the amount of the annual discretionary and other bonuses paid by us. The employment agreements with Anthony Wedo, Ramin Kamfar, William Rianhard and Jerold Novack each provided for annual performance bonuses based upon criteria established by the board of directors. As set forth in their respective employment agreements, a portion of these annual performance bonuses were guaranteed.

        Stock Plan.    We rely on long-term equity-based compensation as a means of compensating and incentivizing our executive officers. It is our practice to set option exercise prices at not less than 100% of the fair market value of our common stock on the date of grant. Thus, the value of the stockholder's investment in the Company must appreciate before an optionee receives any financial benefit from the option. Options are generally granted for a term of ten years. In determining the number of shares subject to stock option grants to executive officers, the compensation committee considers various subjective factors primarily related to the responsibilities of the individual officers, and also to their expected future contributions, and the number of shares owned by the officer or which continue to be subject to vesting under the outstanding options previously granted to such officer. In addition, the compensation committee examines the level of equity incentives held by each executive officer relative to the other executive officer's equity positions and their tenure, responsibilities, experience and value to us. Pursuant to the terms of their respective employment agreements, Mr. Wedo and Mr. Novack were granted 3,077,035 and 1,143,635 options, respectively. No other options were granted in 2001.

        Policy of Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits a company's tax deduction to $1 million for compensation paid to its chief executive officer and any of its four most highly compensated executive officers. However, compensation that qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the company's stockholders. We intend to continue to use performance-based compensation in the future, which should minimize the effect of this deduction limitation. However, we strongly believe that our primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to maximize the return to stockholders, and that the loss of a tax deduction may be necessary in some circumstances.

        CEO Compensation.    Anthony Wedo was appointed our Chief Executive Officer in July 2001. All aspects of Mr. Wedo's compensation for 2001 were determined by the compensation committee and are set forth in his employment agreement.

COMPENSATION COMMITTEE
Leonard Tannenbaum William Nimmo Eve Trkla

PERFORMANCE GRAPH

        The following performance graph covers the five-year period from December 28, 1997 through January 1, 2002. The graph compares the stockholder return on our common stock to the Nasdaq National Stock Market (U.S.) Index and a peer group of companies ("PGI").

	Measurement Period (1)(2)
	December 28, 1997	December 27, 1998	December 26, 1999	December 31, 2000	January 1, 2002
Company	$100.00	$73.48	$138.80	$73.48	$17.64
PGI(3)	$100.00	$130.08	$100.95	$149.82	$197.61
Nasdaq	$100.00	$143.12	$262.64	$163.46	$129.05

(1)
Assumes all distributions to stockholders are reinvested on the payment dates.

(2)
Assumes $100 invested on December 31, 1997 in our common stock, the S&P 500 Index and the PGI.

(3)
The companies included in the PGI are Papa John's International, Inc. (PZZA), Panera Bread Company (PNRA), The Cheesecake Factory Incorporated (CAKE) and Starbucks Corporation (SBUX).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Leonard Tannenbaum, a director, is a limited partner and 10% owner in BET. On August 11, 2000, BET purchased approximately 8,108 shares of our Series D preferred stock for a sum of $7.5 million. In a related transaction on August 18, 2000, Brookwood purchased approximately 8,108 shares of our Series D Preferred Stock for a sum of $7.5 million (collectively, the "Series D Financing"). Each of BET and Brookwood received a warrant to purchase 1,196,909 shares of our common stock at a price of $.01 per share. In connection with the Series D Financing, MYFM Capital LLC, of which Mr. Tannenbaum is the Managing Director, received a fee of $225,000 and a warrant to purchase 70,000 shares of our common stock at its closing price on August 18, 2000. In addition, Mr. Tannenbaum was designated by BET as a director to serve for the period specified in the Stockholders Agreement.

        Eve Trkla, a director of our company, is the Chief Financial Officer of Brookwood Financial Partners, L.P., an affiliate of Brookwood. Ms. Trkla was designated by Brookwood as a director to serve for the period specified in the Stockholders Agreement.

        On January 22, 2001, we consummated a sale of 20,000 shares of our authorized but unissued Series F Preferred Stock to Halpern Denny in exchange for the sum of $20 million. At such time we entered into a Series F Preferred Stock and Warrant Purchase Agreement with Halpern Denny. Pursuant to the Series F Preferred Stock and Warrant Agreement, Halpern Denny was paid a transaction fee of $500,000. William Nimmo, a director, is a partner in Halpern Denny and Co., an affiliate of Halpern Denny. Mr. Nimmo was designated by Halpern Denny as a director of our company. In connection with the Series F preferred stock and Warrant Purchase Agreement, we issued Halpern Denny a warrant to purchase 8,484,112 shares of our common stock at an exercise price of $0.01 per share.

        BET and Brookwood had invested the sum of $15 million for substantially the same purpose as that contemplated by the Series F Purchase Agreement, which investment was made in August 2000, and BET and Brookwood were then holding Series D preferred stock, which had a right to approve the creation of the Series F preferred stock. Therefore, we considered it appropriate to restructure the investment documents relating to the August 2000 investment by BET and Brookwood. Accordingly, we, BET and Brookwood entered into an Exchange Agreement on January 22, 2001, whereby we exchanged all of our outstanding Series D preferred stock, including accrued but unpaid dividends (all of which were retired), for a total of 16,398.33 shares of Series F preferred stock. BET and Brookwood also exchanged the warrants received by them in August 2000 for warrants to purchase an aggregate of 6,526,356 shares of our common stock. On May 30, 2001, we issued 25,000 shares of common stock to Mr. Tannenbaum in connection with the exchange of all of the outstanding shares of Series D Preferred Stock for shares of Series F Preferred Stock. In connection with the January 2001 Series F Preferred Stock financing, Bruce Toll, an affiliate of BET, was issued 200,000 shares of common stock.

        On March 29, 2001, we consummated a sale of 5,000 additional shares of our Series F Preferred Stock to Halpern Denny in exchange for the sum of $5 million. Pursuant to the terms of the Second Series F Preferred Stock and Warrant Purchase Agreement (the "Second Purchase Agreement") with Halpern Denny, we also sold Halpern Denny warrants to purchase 2,121,028 shares of our common stock at a price per share of $.01 (subject to adjustment as provided in the form of warrant). Pursuant to the Second Purchase Agreement, Halpern Denny was paid a transaction fee of $200,000.

        In connection with the Einstein Acquisition, on June 7 and June 19, 2001, Halpern Denny purchased an additional 7,500 shares of Series F Preferred Stock for the sum of $7.5 million and warrants to purchase 2,961,551 shares of our common stock at a price per share of $.01 (subject to adjustment as provided in the form of warrant) pursuant to the Series F Preferred Stock Purchase Agreement. In addition, on June 19, 2001, Greenlight Capital and certain of its affiliates purchased 12,500 shares of Series F Preferred Stock and warrants to purchase 10,576,967 shares of our common stock at a price per share of $.01 (subject to adjustment as provided in the form of warrant) pursuant to the Third Series F Preferred Stock and Warrant Purchase Agreement (the "Third Purchase Agreement"). Pursuant to the Third Purchase Agreement, Halpern Denny was paid a transaction fee of $250,000 and Greenlight Capital was paid a transaction fee of $250,000.

        Commencing in 2002, the holders of the Series F Preferred Stock are entitled to receive additional warrants.

        On January 17, 2001, we entered into a Bond Purchase Agreement with Greenlight Capital. Pursuant to the agreement, Greenlight Capital formed a limited liability company, Greenlight New World, L.L.C. ("GNW"), and contributed $10 million to GNW to purchase Einstein bonds. We are the exclusive manager of GNW. The agreement provided Greenlight Capital with a secure interest in GNW and a right to receive the return of its original contribution plus a guaranteed accretion of 15% per year, increasing to 17% on January 16, 2002 and by an additional 2% each six months thereafter (the "Guaranteed Return"). In connection with the agreement, we issued Greenlight Capital warrants to purchase an aggregate of 4,242,056 shares of our common stock at $0.01 per share. On June 19, 2001, we, GNW and Greenlight Capital entered into a letter agreement, pursuant to which, among other things, Greenlight Capital consented to the pledge of the Einstein bonds owned by GNW to secure the EnbcDeb Notes. We are required to apply all proceeds received with respect to the Einstein bonds to repay the EnbcDeb Notes. To the extent that there are any excess proceeds, we are required to pay them to Greenlight Capital. If Greenlight Capital does not receive a return equal to its Guaranteed Return, we are obligated to issue Greenlight Capital Series F Preferred Stock with a face amount equal to the deficiency and warrant coverage equal to 1.125% of our fully diluted common stock for each $1 million of deficiency.

        We, BET, Brookwood, Halpern Denny, Greenlight Capital and Special Situations entered into a Stockholders Agreement, which relates principally to the composition of our board of directors. Pursuant to the terms of the Stockholders Agreement, as amended, the authorized number of directors shall be ten members. BET and Brookwood are each entitled to designate one member of the board of directors until such time as its Series F Preferred Stock, including any notes issued upon redemption thereof, have been redeemed and paid in full. Halpern Denny is entitled to designate two members to the board of directors (and has designated one, Mr. Nimmo, as of this time) until such time as its Series F Preferred Stock, including any notes issued upon redemption thereof, have been redeemed and paid in full, at which time it shall be allowed to designate one director, which right will continue until such time as it owns less than 2% of our outstanding common stock. The Stockholders Agreement provides that should Halpern Denny designate a second member to the board of directors, a majority of directors who are not designees of BET, Brookwood or Halpern Denny may designate an additional member to the board of directors bringing the total membership of the board of directors to ten persons. In addition, pursuant to the terms of the Certificate of Designation for the Series F Preferred Stock, in the event that any dividends on the Series F Preferred Stock are in arrears, the holders of the Series F Preferred Stock will have the right to designate not less than 50% of the members of the board of directors.

        On May 30, 2002, we entered into a Loan and Security Agreement with BET, which provides for a $7.5 million revolving loan facility. The facility will be secured by substantially all of our assets. Borrowings under the facility will bear interest at the rate of 11% per annum. The facility will expire on March 31, 2003. In connection with obtaining the facility, we paid MYFM Capital LLC a fee of $75,000. Leonard Tannenbaum is the Managing Director of MYFM Capital and is a partner at BET.

        In June 1999, we entered into a franchise agreement for a New World location with NW Coffee, Inc., pursuant to which NW Coffee, Inc. paid us an initial franchise fee of $25,000 for the franchise. In addition, the franchise agreement provides for royalty payments equal to 5.0% of gross sales, due and payable monthly. In connection with the franchise agreement we also entered into an asset purchase agreement with NW Coffee, Inc. pursuant to which NW Coffee, Inc. purchased the assets of the New World location from us for $250,000. In connection with the asset purchase agreement, NW Coffee, Inc. delivered to us a promissory note in the amount of $225,000, which bears interest at 8% and is payable in installments commencing in June 2002. The note is secured by the assets of NW Coffee, Inc. used in the operation of the franchise. Mr. Kamfar's uncle owns NW Coffee, Inc. and Mr. Kamfar's parents are officers of NW Coffee, Inc. In periods prior to April 2001, we purchased goods for the franchise and paid for all of the expenses of the franchise other than payroll (other than the salary of the general manager), which generated receivables for us. From time to time, NW Coffee, Inc. and Mr. Kamfar made payments to us to reduce the outstanding receivables. As of May 14, 2002, the outstanding receivable of NW Coffee, Inc. was $267,314. Until April 2002, we also provided payroll, accounting and other services to NW Coffee, Inc. for no charge.

        In August 1997, we entered into a franchise for a New World location with 723 Food Corp., pursuant to which 723 Food Corp. paid us an initial franchise fee of $25,000 for the franchise. In addition, the franchise agreement provides for royalty payments equal to 5.0% of gross sales, due and payable monthly. In connection with the franchise agreement, 723 Food Corp. purchased the assets of the New World location from us for $275,000. 723 Food Corp. delivered to us a promissory note in the amount of $125,000, which bears interest at 6% and is payable on August 30, 2002 and a promissory note in the amount of $100,000, which bears interest at 6% and is payable on November 30, 2002. The notes are secured by the assets of 723 Food Corp. and 200,000 shares of common stock of New World. In addition, Mr. Novack guaranteed the obligations of 723 Food Corp. The guarantee is no longer in effect. Until August 17, 2000, Mr. Novack owned 50% of the capital stock of 723 Food Corp. and was an officer and director of 723 Food Corp. As of May 14, 2002, the outstanding receivable of 723 Food Corp. was $11,530. In addition, we issued a warrant to 723 Food Corp. to purchase 100,000 shares of common stock for $1.25 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been complied with for the fiscal year ended January 1, 2002, except for each of our executive officers and non-employee directors who failed to file a report on Form 5 to report exempt grants of stock and options.

PROPOSALS OF STOCKHOLDERS

        Stockholders wishing to include proposals in the proxy material in relation to the annual meeting in 2003 must submit the proposals in writing so as to be received by the Secretary at our executive offices, no later than the close of business on July 24, 2003. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals. If we are not notified of an intent to present a proposal at our annual meeting in 2003, by October 6, 2003, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials.

By order of the Board of Directors
/s/ ANTHONY D. WEDO Anthony D. Wedo Chairman and Chief Executive Officer

Eatontown, New Jersey
November 20, 2002

Annex A

NEW WORLD COFFEE—MANHATTAN BAGEL, INC.
SECOND AMENDED CERTIFICATE OF DESIGNATION,
PREFERENCES AND RIGHTS OF
SERIES F PREFERRED STOCK

        Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

        NEW WORLD COFFEE—MANHATTAN BAGEL, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        1.    That pursuant to the authority contained in Article 4 of its Amended and Restated Certificate of Incorporation and in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution:

          RESOLVED, that there is hereby adopted, a Second Amended Certificate of Designation of Series F Preferred Stock of the Corporation, in the form attached hereto as Exhibit A (the "Amended Certificate of Designation"), integrating and amending the provisions of the Certificate of Designation for the Series F Preferred Stock of the Corporation, pursuant to which the designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions of such Series F Preferred Stock shall be amended.

        2.    That pursuant to a stockholders consent, the holders of at least 67% of the Series F Preferred Stock approved the amendment of the Certificate of Designation.

        3.    That the text of the Certificate of Designation of the Series F Preferred Stock of the Corporation is hereby restated and further amended to read in its entirety as follows:

          Designation and Amount.    There is hereby established a series of the Preferred Stock designated "Series F Preferred Stock" (herein referred to as "Series F Preferred Stock"), consisting of 116,000 shares and having the relative rights, designations, preferences, qualifications, privileges, limitations, and restrictions applicable thereto as follows.

        1.    Dividends.

          (a)  The holders of shares of Series F Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, and to the extent of funds legally available therefor, cumulative dividends payable quarterly, on each March 31, June 30, September 30 and December 31, commencing on (i) March 31, 2001 with respect to any shares of Series F Preferred Stock issued on or prior to March 31, 2001 and (ii) June 30, 2001 with respect to any shares of Series F Preferred Stock issued after March 31, 2001, with dividends for partial quarters based on the dates of issuance and redemption accruing pro rata. Such dividends shall be paid, for each quarterly period, at the rate of 16% per annum (the "Dividend Percentage Rate") of the Liquidation Preference, payable each quarter as payment in kind Series F Preferred Stock at the rate of 4% per quarter; provided, however, that the Dividend Percentage Rate for the Series F Preferred Stock shall be increased by an additional 2% per semi-annum on each January 18 and July 18, commencing on (i) January 18, 2002 with respect to any shares of Series F Preferred Stock issued on or prior to March 31, 2001 and (ii) June 30, 2002 with respect to any shares of Series F Preferred Stock issued after March 31, 2001, on each outstanding share of Series F Preferred Stock until such share of Series F Preferred Stock has been redeemed in full by the Corporation as required by Section 3 hereof and provided further that to the extent that the Corporation has insufficient available surplus to declare the dividend, the Board of Directors of the Corporation shall undertake to use its best efforts to increase the available surplus and thereafter shall

1

  immediately declare such dividend. Dividends on the Series F Preferred Stock shall be cumulative so that if, for any dividend accrual period, dividends at the rate hereinabove specified are not declared and paid or set aside for payment, the amount of accrued but unpaid dividends shall accumulate, and shall be added to the dividends payable for subsequent dividend accrual periods. If the funds legally available for the payment of such dividends are insufficient to pay in full the dividends payable on all outstanding shares of Series F Preferred Stock, the total available funds may be paid in partial dividends to the holders of the outstanding shares of Series F Preferred Stock ratably in proportion to the fully accrued dividends to which they are entitled. Each issued and outstanding share of Series F Preferred Stock shall entitle the holder of record thereof to receive an equal proportion of said dividends (adjusted for issuance dates).

          (b)  No dividends or other distributions of any kind shall be declared or paid on, nor shall the Corporation redeem, purchase or acquire any shares of the Common Stock, any of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or Series D Preferred Stock or any other junior class or series of stock (collectively, "Junior Stock") other than stock dividends and distributions of the right to purchase common stock and repurchase any such rights in accordance with the Rights Agreement dated June 7, 1999, unless all dividends on the Series F Preferred Stock accrued for all past dividend periods shall have been paid.

        2.    Liquidation Preference.

          (a)  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series F Preferred Stock shall be entitled to receive, on a pro rata basis, such amount, paid prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any Junior Stock by reason of their ownership thereof, an amount equal to $1,000 per share of Series F Preferred Stock then outstanding ("Liquidation Preference") (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all accrued or declared but unpaid dividends on such share for each share of Series F Preferred Stock then held by them. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series F Preferred Stock shall rank at least pari passu with any security hereinafter existing or created ("Parity Stock"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series F Preferred Stock shall be insufficient to permit the payment to the holders of the Series F Preferred Stock and of any Parity Stock the full amounts to which they otherwise would be entitled, the holders of Series F Preferred Stock and such Parity Stock shall share ratably in any distribution of the entire assets and funds of the Corporation legally available for distribution pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series F Preferred Stock and such Parity Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.

          (b)  Upon the completion of the distribution required by subparagraph (a) of this Section 2, the remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock pro rata based on the number of shares of Common Stock held by each, and the holders of Series F Preferred Stock shall not be entitled to participate in such distribution.

          (c)  For purposes of this Section 2, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include (A) a change in 50% or more of the members of the Board of Directors, nominated and recommended by the Board of Directors for election at the 2000 Annual Meeting of Stockholders except changes in investor appointed directors, (B) a consolidation or merger of the Corporation with or into any other corporation (other than (i) a merger in which the Corporation is the surviving corporation and which will not

2

  result in more than 50% of the capital stock of the Corporation being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger or (ii) a transaction contemplated by the Series F Preferred Stock and Warrant Purchase Agreement dated January 18, 2001 (as amended on March 29, 2001, the "Purchase Agreement"), the Exchange Agreement dated January 18, 2001 (as amended on March 29, 2001, the "Exchange Agreement"), the Second Series F Preferred Stock and Warrant Purchase Agreement dated as of March 29, 2001 (the "Second Purchase Agreement"), or the Third Series F Preferred Stock and Warrant Purchase Agreement dated as of June 19, 2001 (the "Third Purchase Agreement"), (C) a sale or disposition of all or substantially all of the properties and assets of the Corporation as an entirety to any other person or persons in a single transaction or series of related transactions, (D) an acquisition of "beneficial ownership" by any "person" or "group" of voting stock of the Company representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise, other than pursuant to the exercise of the warrants contemplated by the Exchange Agreement, the Purchase Agreement, the Second Purchase Agreement, the June Series F Preferred Stock Purchase Agreement, Bond Purchase Agreement dated as of January 17, 2001 among the Corporation, Greenlight Capital L.P. and the other parties named therein, the Third Purchase Agreement and agreements with other investors disclosed in the schedules thereto and/or the transfer of the Common Stock purchased pursuant to such agreements with other investors (collectively, the "Investor Securities"), or (E) any other transaction which results in the disposition of 50% or more of the voting power of all classes of capital stock of the Corporation on a combined basis, other than relating to the purchase of the Investor Securities (an event or series of events under subsections (A), (B), (C), (D) and (E) above shall be referred to as a "Change of Control Event"). The holders of 67% or more of the voting power of the then outstanding shares of the Series F Preferred Stock may execute a written waiver of any Change of Control Event.

        3.    Redemption.    The shares of Series F Preferred Stock shall be redeemable as follows:

  (a)
  Optional Redemption.

  i.
  The shares of Series F Preferred Stock will be redeemable at the election of the Corporation, as a whole or from time to time in part, at any time ("Optional Redemption Date") on not less than 5 nor more than 60 days' prior notice, for an amount equal to 100% of the Purchase Price (as hereinafter defined), plus all accrued or declared but unpaid dividends, if any, to the date of redemption (the "Redemption Price"). The "Purchase Price" of the Series F Preferred Stock shall be $1,000 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

  ii.
  No partial optional redemption may be authorized or made unless on or prior to such redemption all unpaid cumulative dividends shall have been paid in full, or a sum set apart in cash for such payment, on all shares of Series F Preferred Stock then outstanding to the extent dividends are payable in cash. If less than all the shares of Series F Preferred Stock are to be redeemed, the particular shares of Series F Preferred Stock to be redeemed will be determined on a pro rata basis, first among the shares of Series F Preferred Stock issued on or prior to March 31, 2001 and then among the shares of Series F Preferred Stock issued after March 31, 2001. If less than all of the shares of Series F Preferred Stock are to be redeemed, the Redemption Notice that relates to such shares of Series F Preferred Stock shall state the portion of the shares of Series F Preferred Stock to be redeemed. A new Series F Preferred Stock certificate representing the unredeemed shares of Series F Preferred Stock will be issued in the name of the holder thereof upon cancellation of the original certificate for Series F Preferred Stock and, unless the Company fails to pay the Redemption Price on the Redemption Date,

3

      after the Redemption Date dividends will cease to accrue on the shares of Series F Preferred Stock called for redemption.

  (b)
  Mandatory Redemption.

  i.
  All outstanding shares of Series F Preferred Stock (x) issued on or prior to March 31, 2001 shall be redeemed (subject to the legal availability of funds therefore) in whole on January 18, 2004 and (y) issued after March 31, 2001 shall be redeemed (subject to the legal availability of funds therefor) in whole on June 30, 2004 (each, a "Mandatory Redemption Date" and together with the "Optional Redemption Date", the "Redemption Date"), at the Redemption Price.

  ii.
  Failure to Redeem. In the event that the Corporation fails to pay the Redemption Price on the Mandatory Redemption Date, the Redemption Price will be paid by the issuance of Senior Subordinated Notes (the "Notes"), which Notes will be substantially in the form of the Note attached as Exhibit D to the First Purchase Agreement, Exhibit B to the Exchange Agreement, Exhibit C to the Second Purchase Agreement and Exhibit C to the Third Purchase Agreement and, upon the issuance of such Notes for the full Redemption Price, all outstanding shares of Series F Preferred Stock shall be deemed to be retired and no longer outstanding.

  (c)
  Procedure for Redemption.

  i.
  Not more than 60 and not less than 5 days prior to any Optional Redemption Date, and as soon as practical prior to the Mandatory Redemption Date, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each holder of record of shares of Series F Preferred Stock to be redeemed on the record date fixed for such redemption of the shares of Series F Preferred Stock at such holder's address as the same appears on the stock register of the Company. The Redemption Notice shall state:

  (A)
  the Redemption Price;

  (B)
  whether all or less than all of the outstanding shares of Series F Preferred Stock are to be redeemed and the total number of shares of Series F Preferred Stock being redeemed;

  (C)
  the number of shares of Series F Preferred Stock held by the holder that the Corporation intends to redeem;

  (D)
  the Redemption Date;

  (E)
  that the holder is to surrender to the Corporation, at the place or places designated in such Redemption Notice, its certificates representing the shares of Series F Preferred Stock to be redeemed;

  (F)
  that dividends on the shares of Series F Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Corporation defaults in the payment of the Redemption Price; and

  (G)
  the name of any bank or trust company performing the duties referred to in subsection (c)(iv) below.

  ii.
  On or before the Redemption Date, each holder of shares of Series F Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Series F Preferred Stock to the Corporation, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares of Series F Preferred Stock shall be payable in cash to the person whose

4

      name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be returned to authorized but unissued shares of Series F Preferred Stock. In the event that less than all of the shares of Series F Preferred Stock represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares of Series F Preferred Stock.

    iii.
    Unless the Corporation defaults in the payment in full of the Redemption Price, dividends on the shares of Series F Preferred Stock called for redemption shall cease to accrue on the Redemption Date, and the holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Redemption Price, without interest. Until the Redemption Price is paid in full or the Notes are issued pursuant to Section 3(b)(ii), the holders of shares of Series F Preferred Stock shall have all preferences and rights, including without limitation the right to receive dividends, of holders of the Series F Preferred Stock.

    iv.
    If a Redemption Notice shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the shares of Series F Preferred Stock called for redemption, then, notwithstanding that any certificate for shares of Series F Preferred Stock so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect of such shares of Series F Preferred Stock shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America, and shall have capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, and shall be identified in the Redemption Notice. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares of Series F Preferred Stock so called for redemption shall look only to the Corporation for payment hereof.

    v.
    If the Redemption Price will be paid by the issuance of Notes as required by Section 3(b)(ii) above, the Corporation will issue to each holder of shares of Series F Preferred Stock that has surrendered the certificate or certificates representing such shares of Series F Preferred Stock, a Note in the principal amount of the aggregate Redemption Price payable to such holder, including the increases in the Redemption Price required by Section 3(b)(ii) above, and payable to the holder as such holder's name appears on the stock register of the Corporation. The Corporation will, within 5 days following the 90th day following the Mandatory Redemption Date, send notice to each holder that has not surrendered the certificate or certificates representing its shares of Series F Preferred Stock stating that the Redemption Price is to be paid by the issuance of Notes and confirming the location at which such certificates are to be surrendered. Such notice shall be sent in the same manner as was required for the Redemption Notice. Thereafter, not later than five days following any surrender by a holder of certificates

5

      representing shares of Series F Preferred Stock, the Corporation will issue to such holder a Note in the amount specified above.

  (c)
  Failure to Increase Authorized Shares of Common Stock. In the event that the Corporation does not file an amendment to its Certificate of Incorporation in order to increase the number of authorized shares of its Common Stock to at least 125,000,000 on or prior to October 17, 2001, then the Redemption Price shall be increased by 1% per month until such time as such amendment is filed with the Secretary of State of the State of Delaware and is in full force and effect.

        4.    Protective Rights.

        So long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least 67% of the then outstanding shares of the Series F Preferred Stock, voting together as a single class:

  i.
  amend or repeal any provision of the Corporation's Certificate of Incorporation or By-Laws in a manner which materially adversely affects the rights and preferences of the holders of Series F Preferred Stock;

  ii.
  authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with the Series F Preferred Stock, including, without limitation, the Series E Preferred Stock of the Company, without the vote or written consent by the holders of at least 70% of the then outstanding shares of Series F Preferred Stock, voting together as a single class;

  iii.
  pay or declare any dividend on any other type or class of securities, other than a dividend payable in common stock or rights under the Rights Plan;

  iv.
  repurchase or redeem any shares of capital stock of the Corporation other than the redemption of the Series F Preferred Stock;

  v.
  authorize (i) a sale of any material asset of a value in excess of $1,000,000 of the Corporation or any subsidiary or subsidiaries of the Corporation (other than sales of stores owned by the Company or its subsidiaries), (ii) a sale of any substantial portion of the assets of the Corporation or any subsidiary or subsidiaries (other than sales of stores owned by the Corporation or its subsidiaries), or (iii) a recapitalization or reorganization of the Corporation or any subsidiary or subsidiaries of the Corporation (other than stock splits, combinations and/or dividends);

  vi.
  take any action that results in the Corporation or any subsidiary or subsidiaries of the Corporation incurring or assuming more than $1,000,000 of funded indebtedness (other than (w) the $140,000,000 Senior Secured Increasing Rate Notes due 2003 (which have been previously approved by the requisite holders of the Series F Preferred Stock), (x) the $35,000,000 Secured Increasing Rate Note issued on June 19, 2001, (y) borrowings of up to $7,500,000 for a revolving line of credit and (z) up to $4,700,000 of indebtedness outstanding as of June 15, 2001);

  vii.
  effect any Change of Control Event;

  viii.
  effect (i) an acquisition of another corporation or other entity, or a unit or business group of another corporation or entity, by merger or otherwise, except as contemplated in the Purchase Agreement, the Exchange Agreement and the Second Purchase Agreement or (ii) the purchase of all or substantially all of the capital stock, other equity interests or assets of any other entity or person, except as contemplated in the Purchase Agreement, the Exchange Agreement, the Second Purchase Agreement and the Third Purchase Agreement;

6

  ix.
  increase the number of directors of the Board of Directors of the Corporation except as contemplated in the Purchase Agreement, the Exchange Agreement and the Second Purchase Agreement;

  x.
  effect or allow fundamental change in the nature of the Corporation's business; or

  xi.
  otherwise materially affect the rights, privileges and preferences of the holders of Corporation's Series F Preferred Stock.

        5.    Voting Rights.

          (a)  The holders of Series F Preferred Stock, except as otherwise required under the laws of the State of Delaware or as set forth herein, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

          (b)  The majority of the then outstanding Series F Preferred Stock, voting or consenting, as the case may be, as one class, will be entitled to elect up to four directors (the "Series F Directors'), provided that at least two of the Series F Directors shall be designated by Halpern Denny III, L.P. (each a "Halpern Denny Designee"), one of the Series F Directors shall be designated by Brookwood New World Investors, LLC (the "Brookwood Designee") and one of the Series F Directors shall be designated by BET Associates, L.P. (the "BET Designee") At any meeting held for the purpose of electing directors at which the holders shall have the right, voting separately as a class, to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding shares of Series F Preferred Stock shall be required to constitute a quorum of such holders. Any vacancy occurring in the office of a director elected by the holders pursuant to this Section 5(b) may be filled by the remaining director elected by the holders unless and until such vacancy shall be filled by the holders.

          (c)  If (i) dividends on the Series F Preferred Stock are in arrears and unpaid for any quarterly period, which failure to pay shall continue for a period of thirty (30) days; or (ii) the Corporation fails to discharge any redemption obligation with respect to the Series F Preferred Stock (delivery of the Notes as set forth in Section 3 above shall constitute discharge of the Company's redemption obligation) and such failure continues more than 90 days following a Mandatory Redemption Date; then (A) the number of members comprising the Corporation's Board of Directors shall automatically increase by such number so that such additional directors (but including the Board seats elected by the holders of Series F Preferred Stock pursuant to Section 5(b) above) shall constitute not less than 50% of the Board of Directors of the Corporation and (B) the holders of the majority of the then outstanding Series F Preferred Stock, voting or consenting, as the case may be, as one class, will be entitled to elect directors to the Board of Directors to fill the vacancies created by such increase, provided that such directors shall be designated equally by (A) Halpern Denny III, L.P., on the one hand, and (B) Brookwood New World Investors, LLC and BET Associates, L.P., on the other hand. Such voting rights will continue until such time as, in the case of a dividend default, all dividends in arrears on the Series F Preferred Stock are paid in full and, in the case of the failure to redeem, until payment in cash or until the Notes are delivered, at which time the term of the directors elected pursuant to the provisions of this paragraph shall terminate.

          (d)  Immediately after voting power to elect directors shall have become vested and be continuing in the holders pursuant to Section 5(c) or if vacancies shall exist in the offices of directors elected by the holders, a proper officer of the Corporation shall call a special meeting of the holders for the purpose of electing the directors which such holders are entitled to elect. Any such meeting shall be held at the earliest practicable date, and the Corporation shall provide holders with access to the lists of holders, pursuant to the provisions of this Section 5(d). At any meeting held for the purpose of electing directors at which the holders shall have the right, voting

7

  separately as a class, to elect directors, the presence in person or by proxy of the holders of at least a majority of the outstanding shares of Series F Preferred Stock shall be required to constitute a quorum of such holders.

          (e)  Any vacancy occurring in the office of a director elected by the holders pursuant to Section 5(c) may be filled by the remaining director or directors elected by the holders unless and until such vacancy shall be filled by the holders.

          (f)    The Corporation shall not modify, change, affect or amend the Certificate of Incorporation or this Second Amended Certificate of Designation to affect materially and adversely the specified rights, preferences or privileges of the holders of the Series F Preferred Stock or increase the authorized Series F Preferred Stock, without the affirmative vote or consent of holders of at least a 67% of the shares of Series F Preferred Stock then outstanding, voting or consenting, as the case may be, as one class; provided, however that Section 4(ii) shall not be amended without the affirmative vote or consent of holders of at least 70% of the shares of Series F Preferred Stock then outstanding, voting or consenting, as the case may be, as one class.

          (g)  In any case in which the holders shall be entitled to vote pursuant to this Section 5 or pursuant to the laws of the State of Delaware, each holder shall be entitled to one vote for each share of Series F Preferred Stock held.

          (h)  In lieu of voting at a meeting, holders may act by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware ("GCL").

          (i)    Except as otherwise required by the GCL, holders of at least 67% of the then outstanding shares of Series F Preferred Stock, voting or consenting, as the case may be, separately as a class, may waive compliance with any provisions of this Amended Certificate of Designation.

        6.    No Reissuance of Series F Preferred Stock.    No share or shares of Series F Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such reacquired shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

        7.    Counterparts.    This Certificate may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures hereto were upon the same instrument.

        IN WITNESS WHEREOF, the Corporation has executed this Second Amended Certificate of Designation to be prepared and executed by the officers named below as of this 19th day of June, 2001.

NEW WORLD COFFEE—MANHATTAN BAGEL, INC.
By:	/s/ R. RAMIN KAMFAR
Name: R. Ramin Kamfar Title: Chief Executive Officer
By:	/s/ JEROLD NOVACK
Name: Jerold Novack Title: Secretary

8

NEW WORLD RESTAURANT GROUP, INC.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        This proxy is solicited on behalf of the Board of Directors of New World Restaurant Group, Inc. for the Annual Meeting on December 6, 2002. The undersigned appoints Anthony Wedo and Jocelyn Petersen, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of New World Restaurant Group, Inc. common stock that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on December 6, 2002, and at any adjournment or postponement thereof as indicated on the reverse side.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given this proxy will be voted FOR proposals 1, 2 and 3.

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope	☒ Votes must be indicated (X) in Black or Blue ink.
Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1.
PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO MODIFY THE CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES F PREFERRED STOCK.

☐ FOR                  ☐ AGAINST                  ☐ ABSTAIN

2.
PROPOSAL TO INCREASE FROM 375,000 TO 6,500,000 THE NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS AND OTHER AWARDS MAY BE GRANTED UNDER THE COMPANY'S 1994 STOCK PLAN.

☐ FOR                  ☐ AGAINST                  ☐ ABSTAIN

3.
PROPOSAL TO RATIFY THE APPOINTMENT BY THE BOARD OF DIRECTORS OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

☐ FOR                  ☐ AGAINST                  ☐ ABSTAIN

4.
In their discretion upon such other matters as may properly come before the meeting.
Shareholder sign here Date

Co-Owner sign here

QuickLinks

NOTICE OF ANNUAL MEETING
VOTING SECURITIES AND PRINCIPAL HOLDERS
DIRECTORS
PROPOSAL NO. 1 PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION BY MODIFYING THE CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES F PREFERRED STOCK
PROPOSAL NO. 2 APPROVAL OF INCREASE OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 1994 STOCK PLAN
PLAN BENEFITS 1994 STOCK PLAN
PROPOSAL NO. 3 APPOINTMENT OF INDEPENDENT ACCOUNTANTS
EXECUTIVE COMPENSATION
OPTION GRANTS IN FISCAL 2001
FISCAL YEAR END OPTION VALUES
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS OF STOCKHOLDERS
NEW WORLD COFFEE—MANHATTAN BAGEL, INC. SECOND AMENDED CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES F PREFERRED STOCK
NEW WORLD RESTAURANT GROUP, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS